Exhibit 1.1

Execution Version

Pioneer Natural Resources Company

$500,000,000 3.45% Senior Notes due 2021

$500,000,000 4.45% Senior Notes due 2026

Debt Securities

Underwriting Agreement

November 30, 2015

Goldman, Sachs & Co.

Morgan Stanley & Co. LLC

    As Representatives of the several Underwriters

c/o Goldman, Sachs & Co.

200 West Street

New York, New York 10282

Ladies and Gentlemen:

Pioneer Natural Resources Company, a Delaware corporation (the “Company”), proposes to sell to the several underwriters named in Schedule II hereto (the “Underwriters”), for whom Goldman, Sachs & Co. and Morgan Stanley & Co. LLC (the “Representatives”) are acting as representatives, the principal amount of its 3.45% Senior Notes due 2021 (the “2021 Notes”) and 4.45% Senior Notes due 2026 (the “2026 Notes” and, together with the 2021 Notes, the “Securities”), as described in Schedule III hereto, to be issued under the indenture dated June 26, 2012, as amended and supplemented (the “Original Indenture”), between Wells Fargo Bank, National Association, as trustee (the “Trustee”), and the Company, to be supplemented with respect to the Securities by the Second Supplemental Indenture to be dated as of the Closing Date (as defined below), among the Trustee, the Company and Pioneer Natural Resources USA, Inc. (the “Second Supplemental Indenture” and, together with the Original Indenture, the “Indenture”). To the extent there are no additional Underwriters listed on Schedule II other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires. Any reference herein to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 that were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms “amend”, “amendment” or “supplement” with respect to the Registration Statement, the Basic Prospectus, any Preliminary Final

Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference. Certain terms used herein are defined in Section 18 hereof.

1. Representations and Warranties. The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1 that as of the Execution Time, Initial Sale Time and the Closing Date:

(a) Filing and Effectiveness of Registration Statement. The Company has filed with the Commission a registration statement on Form S-3 (No. 333-196430), including a related prospectus or prospectuses, covering the registration of the Securities under the Act, which has become effective. “Registration Statement” at any particular time means such registration statement in the form then filed with the Commission, including any amendment thereto, any document incorporated by reference therein and all 430B Information and all 430C Information with respect to such registration statement, that in any case has not been superseded or modified. “Registration Statement” without reference to a time means the Registration Statement as of the Initial Sale Time. For purposes of this definition, 430B Information shall be considered to be included in the Registration Statement as of the time specified in Rule 430B;

(b) Incorporated Documents. The documents included or incorporated by reference in the Registration Statement and the Final Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to any applicable requirements of the Exchange Act and the rules and regulations of the Commission thereunder and any further documents so filed and incorporated by reference in the Final Prospectus or any amendment or supplement thereto, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act;

(c) Disclosure Conformity. On the Effective Date, the Registration Statement did, and on the date it was first filed and on the Closing Date, the Final Prospectus did and will conform in all material respects to the requirements of the Act and the Trust Indenture Act and the rules and regulations of the Commission under both the Act and the Trust Indenture Act; on the date each was first filed, the Basic Prospectus did and the Final Prospectus will, and on the Closing Date each will, conform in all material respects with the applicable requirements of the rules and regulations of the Commission; the Registration Statement, as of the Effective Date, and at the Execution Time, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Basic Prospectus as of its filing date, and at the Execution Time, did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and the Final Prospectus will not, as of its date and as of the Closing Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement, the Final Prospectus, or to the Form T-1 of the Trustee, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter is that described in Section 7(b) hereof;

(d) Automatic Shelf Registration Statement (i) Well-Known Seasoned Issuer Status. (A) At the time of initial filing of the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Securities in reliance on the exemption of Rule 163, the Company was a “well-known seasoned issuer” as defined in Rule 405, including not having been an “ineligible issuer” as defined in Rule 405;

(ii) Effectiveness of Automatic Shelf Registration Statement. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405, that initially became effective within three years of the date of this Agreement.

(iii) Eligibility to Use Automatic Shelf Registration Form. The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) objecting to use of the automatic shelf registration statement form. If at any time when the Securities remain unsold by the Underwriters, the Company receives from the Commission a notice pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Representatives, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Securities, in a form satisfactory to the Representatives, (iii) use its reasonable best efforts to cause such registration statement or post-effective amendment to be declared effective as soon as practicable, and (iv) promptly notify the Representatives of such effectiveness. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible. References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.

(iv) Filing Fees. The Company has paid or shall pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

(e) Disclosure Package. As of the Initial Sale Time and as of the Closing Date, none of (i) the Disclosure Package or (ii) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the Disclosure Package, included or will include any untrue statement of a material fact or omitted or will omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus or any Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company or on behalf of any Underwriter through the Representatives specifically for inclusion therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof;

(f) Company Not Ineligible Issuer. (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Securities and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an ineligible issuer (as defined in Rule 405 under the Act) including (x) the Company or any other subsidiary in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 and (y) the Company in the preceding three years not having been the subject of a bankruptcy petition or insolvency or similar proceeding, not having had a registration statement be the subject of a proceeding under Section 8 of the Act and not being the subject of a proceeding under Section 8A of the Act in connection with the offering of the Securities, all as described in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 under the Act that it is not necessary that the Company be considered an ineligible issuer;

(g) Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement, including any document incorporated therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, (i) the Company has promptly notified or will notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented and (ii) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The foregoing two sentences do not apply to statements in or omissions from the Disclosure Package made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof;

(h) Company Good Standing. The Company has been duly incorporated and is validly existing as a corporation under the laws of the State of Delaware with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Final Prospectus, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, taken as a whole;

(i) Subsidiary Good Standing. Each subsidiary of the Company has been duly incorporated or otherwise organized and is an existing corporation or other entity in good standing under the laws of the jurisdiction of its incorporation or organization, with power and authority (corporate and other) to own its properties and conduct its business as described in the Disclosure Package and the Final Prospectus (or as presently conducted, if not so described therein); and each subsidiary of the Company is duly qualified to do business as a foreign corporation or other entity in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, taken as a whole; all of the issued and outstanding capital stock or other ownership interest of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock or other ownership interest of each subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects, other than those arising under the Company’s bank line of credit;

(j) Authorized Capitalization. The Company has an authorized capitalization as described in the Disclosure Package and the Final Prospectus;

(k) Agreement, Securities and Indenture Authorization. The Company has full corporate power and authority to execute, deliver and perform its obligations under this Agreement and this Agreement has been duly authorized, executed and delivered by the Company; the Securities have been duly authorized and, when the Securities are issued and delivered pursuant to this Agreement, such Securities will have been duly executed, authenticated, issued and delivered and, upon payment for the Securities by the Representatives to the Company, will constitute valid and legally binding obligations of the Company entitled to the benefits of the Indenture; the Indenture has been duly authorized and duly qualified under the Trust Indenture Act and, when the Indenture is executed and delivered, will constitute a valid and legally binding instrument, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyances or transfer, moratorium or similar laws affecting creditors’ rights generally and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law); and the Indenture and the Securities will conform in all material respects to the descriptions thereof contained in the Disclosure Package and the Final Prospectus with respect to such Securities;

(l) Material Changes. Since the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Final Prospectus, except as may otherwise be stated therein or contemplated thereby, there has been no material adverse change, actual or to the knowledge of the Company, pending, in the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising in the ordinary course of business;

(m) No Conflicts. None of (i) the offering, issuance or sale by the Company of the Securities or (ii) the execution, delivery and performance of this Agreement and the Indenture, (A) conflicts or will conflict with or constitutes or will constitute a violation of the Amended and Restated Certificate of Incorporation, as amended, or the Fourth Amended and Restated Bylaws of the Company, (B) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which any of them or any of their respective properties may be bound, (C) violates or will violate any statute, law or regulation or any order, judgment, decree or injunction of any court or governmental agency or body directed to the Company, its subsidiaries or any of their properties in a proceeding to which any of them or their property is a party or (D) results or will result in the creation or imposition of any lien upon any property or assets of any of the Company, which conflicts, breaches, violations, defaults or liens, in the case of clauses (B), (C) or (D), would reasonably be expected to have a material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, taken as a whole or materially impair the ability of the Company to consummate the transactions provided for in this Agreement and the Indenture;

(n) No Consents. No permit, consent, approval, authorization, order, registration, filing or qualification of or with any court, governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets is required in connection with the offering, issuance or sale by the Company of the Securities, the execution, delivery and performance of this Agreement and the Indenture by the Company, or the consummation of the transactions contemplated by this Agreement and the Indenture except for such permits, consents, approvals, authorizations, orders, registrations, filings or qualifications required under the Act, the Exchange Act, the Trust Indenture Act or the blue sky laws of any jurisdiction;

(o) Financial Statements. The consolidated historical financial statements of the Company included or incorporated by reference in the Disclosure Package, the Final Prospectus and the Registration Statement present fairly in all material respects the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with U.S. generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein); and, if pro forma financial statements are included or incorporated by reference in the Disclosure Package, the Final Prospectus and the Registration Statement, then the assumptions used in preparing the pro forma financial statements included therein provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts.

(p) Independent Public Accountants. Ernst & Young LLP, who has audited the audited financial statements and schedules included in the Registration Statement, the Disclosure Package and the Final Prospectus and delivered its reports with respect to the audited financial statements and schedules included in the Registration Statement, the Disclosure Package and the Final Prospectus, is an independent registered public accounting firm with respect to the Company within the meaning of the Act and the rules and regulations of the Public Company Accounting Oversight Board (United States);

(q) Independent Petroleum Engineers. Netherland, Sewell & Associates, Inc. (“NSAI”), whose reports are referenced in the Registration Statement, the Disclosure Package and the Final Prospectus, and who has delivered the letter referenced to in Section 5(g) hereof, was, as of the date of such reports, and is, as of the date hereof, an independent engineering firm with respect to the Company;

(r) Information Underlying Reserve Report. The factual information underlying the estimates of proved oil and gas reserves of the Company, which was supplied by the Company to NSAI for the purposes of auditing the Company’s internally prepared reserve report and preparing the letter (the “Reserve Report Letter”) of NSAI, including, without limitation, production volumes, costs of operation and development, current prices for production, agreements relating to current and future operations and sales of production, was true and correct in all material respects on the dates such estimates were made and such information was supplied and was prepared in accordance with customary industry practices; and other than normal production of the reserves and intervening market commodity price fluctuations and except as is stated or contemplated in the Registration Statement, the Disclosure Package and the Final Prospectus, the Company is not aware of any facts or circumstances that would result in a material adverse change in the reserves, or the present value of future net cash flows therefrom, as described in the Registration Statement, the Disclosure Package and the Final Prospectus and as reflected in the Reserve Report Letter;

(s) Officers’ Certificates. Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company (and not a representation or warranty by the signing officer in his or her individual capacity), as to matters covered thereby, to each Underwriter;

(t) Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package, will not be an “investment company” as defined in the Investment Company Act of 1940;

(u) No Unlawful Contributions or Other Payments. To the knowledge of the Company, neither the Company nor any of its subsidiaries nor any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by the Company or any of its subsidiaries of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (“FCPA”) and, to the knowledge of the Company, the Company, its subsidiaries and its affiliates have conducted the businesses of the Company and its subsidiaries in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith;

(v) No Conflict with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened;

(w) No Conflict with OFAC Laws. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent (while acting on behalf of the Company), employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds, to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC;

(x) Environmental Laws. Except as is stated in the Registration Statement, the Disclosure Package and the Final Prospectus, neither the Company nor any of the subsidiaries is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that is subject to environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, taken as a whole; and the Company is not aware of any pending investigation which might lead to such a claim;

(y) Disclosure Controls. The Company has established and maintains “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act); the Company’s “disclosure controls and procedures” are reasonably designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the rules and regulations of the Exchange Act, and that all such information is accumulated and communicated to the Company’s management, including its principal executive and principal financial officers, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure; and

(z) XBRL Information. The interactive data in eXtensbile Business Reporting Language included or incorporated by reference in the Registration Statement, the Preliminary Final Prospectus or the Final Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

The Company acknowledges that for purposes of the opinions to be delivered to the Underwriters pursuant to Section 5 of this Agreement, counsel to the Company and counsel to the Underwriters will rely upon the accuracy and truth of the foregoing representations, and the Company hereby consents to such reliance.

2. Purchase and Sale.

(a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase price of 99.150% of the principal amount of the 2021 Notes set forth opposite such Underwriter’s name in Schedule II hereto, plus accrued interest, if any, from December 7, 2015 to the Closing Date.

(b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase price of 99.239% of the principal amount of the 2026 Notes set forth opposite such Underwriter’s name in Schedule II hereto, plus accrued interest, if any, from December 7, 2015 to the Closing Date.

3. Delivery and Payment. Delivery of and payment for the Securities shall be made on the date and at the office of Vinson & Elkins L.L.P., 2001 Ross Avenue, Dallas, Texas 75201 at 10:00 a.m., (Eastern Time) on December 7, 2015, or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 8 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. The Securities to be delivered or evidence of their issuance shall be made available for checking at least 24 hours prior to the Closing Date. Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct and agree to with the Company.

4. Agreements. The Company agrees with the Representatives and the several Underwriters that:

(a) Prior to the termination of the offering of the Securities, the Company will not file any amendment or supplement to the Registration Statement or the Basic Prospectus (including the Final Prospectus or any Preliminary Final Prospectus) unless the Company has furnished a copy to the Representatives for their review prior to filing and will not file any such proposed amendment or supplement to which the Representatives reasonably object unless filing is immediately required by law without right of appeal. Subject to the foregoing sentence, the Company will prepare the Final Prospectus setting forth the principal amount of Securities covered thereby, the terms not otherwise specified in the Basic Prospectus pursuant to which the Securities are being issued, the names of the Underwriters participating in the offering and the principal amount of Securities which each severally has agreed to purchase, the names of the Underwriters acting as co-managers in connection with the offering, the price at which the Securities are to be purchased by the Underwriters from the Company, the initial public offering price, and the selling concession and reallowance, if any, in a form approved by the Representatives and shall file such Final Prospectus with the Commission not later than the Commission’s close of business on the second business day following the Execution Time. The Company will promptly file all reports required to be filed by it with the Commission pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172 of the Act) in connection with the offering or sale of the Securities, and during such same period will advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective (other than filings of the Company’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act) or any supplement to the Basic Prospectus or any amended Final Prospectus has been filed with the Commission, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any prospectus relating to the Securities, of the suspension of the qualification of such Securities for offering or sale in any jurisdiction, of the initiation or threatening, to the knowledge of the Company, of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement, the Final Prospectus or for additional information relating to the Securities; and the Company will use its commercially reasonable best efforts to prevent the issuance of any such stop order or any such order preventing or suspending the use of any prospectus relating to the Securities or the suspension of any such qualification and, in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any prospectus relating to the Securities or suspending any such qualification, to use its commercially reasonable best efforts to obtain the withdrawal of such order as soon as possible;

(b) Notwithstanding the provisions of paragraph (a) above, if, at any time when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Final Prospectus, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Final Prospectus to comply with the Act or the Exchange Act, or the respective rules thereunder, the Company will promptly (i) notify the Representatives of such event, (ii) prepare and file with the Commission an amendment or supplement which will correct such statement or omission or effect such compliance and (iii) supply any supplemented Final Prospectus to the Representatives in such quantities as they may reasonably request;

(c) As soon as practicable, the Company will make generally available to its security holders an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act;

(d) The Company will furnish to the Representatives and counsel for the Underwriters, without charge, copies of the Registration Statement (including exhibits thereto) and to the Representatives for delivery to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Final Prospectus, Issuer Free Writing Prospectus and Final Prospectus and any supplement thereto as the Representatives may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering;

(e) The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions in the United States of America as the Representatives may designate upon consultation with the Company and will maintain such qualifications in effect so long as required for the distribution of the Securities and will pay any fee of Financial Industry Regulatory Authority, Inc. (“FINRA”), in connection with its review of the offering; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject;

(f) The Company agrees that, unless it obtains the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Company that, unless it has obtained or will obtain, as the case may be, the prior written consent of the Company and the Representatives, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433 under the Act (other than (i) one or more term sheets relating to the Securities containing customary information and conveyed to purchasers of Securities and (ii) the electronic road show relating to the Securities, if any); provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule I hereto. Any such free writing prospectus consented to by the Representatives or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing

Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 under the Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping;

(g) The Company will not, without the prior written consent of the Representatives, offer, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any debt securities with a term in excess of nine months issued or guaranteed by the Company (other than the Securities) or publicly announce an intention to effect any such transaction within the U.S. marketplace until the earlier of the Business Day which is (A) 5 days from the date of this Agreement, provided that (i) the Representatives receive written notification in advance of any new offering of debt securities issued or guaranteed by the Company and (ii) the Underwriters’ selling efforts with respect to the debt securities offering pursuant to this Agreement have concluded and trading in such debt securities is continuing; or (B) 30 days from the date of this Agreement;

(h) The Company will use the net proceeds received by it from the sale of any Securities in the manner specified in the Final Prospectus and the Disclosure Package under the caption “Use of Proceeds”;

(i) In connection with each offering of Securities, the Company will take such steps as it deems necessary to ascertain promptly whether each Preliminary Final Prospectus that supplements the Basic Prospectus and the Final Prospectus prepared in connection with such offering and transmitted for filing, in each case, was received for filing by the Commission, and, in the event that any such prospectuses were not received for filing, it will promptly file any such prospectus not then received for filing;

(j) The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), any Issuer Free Writing Prospectus, each Preliminary Final Prospectus and Final Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Final Prospectus, each Issuer Free Writing Prospectus and Final Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of this Agreement and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) the transportation and other expenses of the Company’s officers and employees in connection with presentations to prospective purchasers of the Securities; (vi) the fees and expenses of the Company’s accountants and the fees and expenses of counsel for the Company; (vii) any fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities; (viii) any fees charged by securities rating services for rating the Securities; (ix) any costs, expenses and filing fees incurred in connection with the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives designate (including the reasonable fees and disbursements of counsel relating to such qualification) and the preparation and printing of memoranda relating thereto, costs and expenses related to the review by FINRA of the offering (including filing fees and the fees and expenses of counsel and any special counsel for the Underwriters relating to such review); and (x) all other costs and expenses of the Company and its representatives incident to the performance by the Company of its obligations hereunder;

(k) The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities; and

(l) The Company will prepare a final term sheet relating to the Securities, containing only information that describes the final terms of the Securities and otherwise in a form consented to by the Representatives, and will file such final term sheet within the period required by Rule 433(d)(5)(ii) on or following the date such final terms have been established for all classes of the offering of the Securities. Any such final term sheet is an Issuer Free Writing Prospectus and a Permitted Free Writing Prospectus for purposes of this Agreement. The Company also consents to the use by any Underwriter of a Free Writing Prospectus that contains only (i)(x) information describing the preliminary terms of the Securities or their offering or (y) information that describes the final terms of the Securities or their offering and that is included in the final term sheet of the Company contemplated in the first sentence of this subsection or (ii) other information that is not “issuer information,” as defined in Rule 433, it being understood that any such Free Writing Prospectus referred to in clause (i) or (ii) above shall not be an Issuer Free Writing Prospectus for purposes of this Agreement.

5. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Initial Sale Time and the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions of this Section, to the performance by the Company of its obligations hereunder, and to the following additional conditions:

(a) Each Preliminary Final Prospectus that supplements the Basic Prospectus and the Final Prospectus shall have been filed with the Commission, in each case, within the applicable time period prescribed for such filing and in accordance with Section 4(a) hereof; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no order preventing or suspending the use of any prospectus relating to the Securities shall have been issued and no proceeding for any such purpose shall have been initiated or threatened by the Commission;

(b) The Representatives shall have received from Vinson & Elkins L.L.P., counsel for the Company, their opinion, dated the Closing Date and addressed to the Representatives, to the effect set forth in Annex I hereto;

(c) The Representatives shall have received from the General Counsel to the Company, his opinion, dated the Closing Date and addressed to the Representatives, to the effect set forth in Annex II hereto;

(d) The Representatives shall have received from Baker Botts L.L.P., counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Indenture, the Registration Statement, the Disclosure Package, the Final Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably require and request for the purpose of enabling them to pass upon such matters;

(e) The Company shall have furnished to the Representatives a certificate of the Company, signed in their representative capacities by the Chief Executive Officer or President and Chief Financial Officer of the Company, dated the Closing Date, to the effect that:

(i) the representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii) no stop order suspending the effectiveness of the Registration Statement or stop order preventing or suspending the use of any prospectus relating to the Securities has been issued and no proceedings for that purpose have been, to the Company’s knowledge, instituted or threatened by the Commission; and

(iii) since the date of the most recent financial statements included or incorporated by reference in the Final Prospectus, as amended or supplemented prior to the Execution Time, there has been no material adverse change in the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Prospectus, as amended or supplemented prior to the Execution Time, or as described in such certificate;

(f) At the Execution Time and the Closing Date, the Representatives shall have received from Ernst & Young LLP a letter or letters dated such date or dates, in form and substance reasonably satisfactory to the Representatives, together with signed or reproduced copies of such letter or letters for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Final Prospectus, the Disclosure Package and any Issuer Free Writing Prospectus;

(g) At the Execution Time and the Closing Date, the Representatives shall have received from NSAI a letter, in form and substance reasonably satisfactory to the Representatives, addressed to the Underwriters covering the matters described in Annex III;

(h) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement as amended or supplemented prior to the Execution Time, the Final Prospectus as amended or supplemented prior to the Execution Time or any Issuer Free Writing Prospectus, there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (f) of this Section 5 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Prospectus, as amended or supplemented prior to the Execution Time, the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement, the Final Prospectus and any Issuer Free Writing Prospectus;

(i) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change; and

(j) Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

If any of the conditions specified in this Section 5 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing. The Representatives may in their sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder.

The documents required to be delivered by this Section 5 shall be delivered to the offices of Vinson & Elkins L.L.P. at 2001 Ross Avenue, Dallas, Texas 75201 on the Closing Date or such other place as the Representatives shall so instruct.

6. Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 5 hereof is not satisfied, or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through the Representatives on demand for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

7. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed, the Basic Prospectus, any Preliminary Final Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus, or in all cases any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have to any Underwriter or to any officer, employee or controlling person of that Underwriter;

(b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, its officers, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company acknowledges that the statements set forth in (i) the third, sixth, eighth and ninth paragraphs under the heading “Underwriting” and (ii) the third sentence of the seventh paragraph under the heading “Underwriting” constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Final Prospectus, the Registration Statement, the Disclosure Package or the Final Prospectus;

(c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent the indemnifying party did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to assume the defense thereof and to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel, and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel (including local counsel) if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (x) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (y) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of an indemnified party; and

(d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 7 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriters on the other from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the total price at which the Securities underwritten and distributed to the public by such Underwriter was offered to the public. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions received by the Underwriters with respect to the Securities purchased under this Agreement. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person who controls an Underwriter within the meaning of the Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of the Act, each officer of the Company and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

8. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and the aggregate principal amount of Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total principal amount of Securities that the Underwriters are obligated to purchase and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, then the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all of the unsold Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then the non-defaulting Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names in Schedule II hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the non-defaulting Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase. If any Underwriter or Underwriters so default and the aggregate principal amount of Securities with respect to which such default or defaults occur exceeds 10% of the total principal amount of Securities that the defaulting Underwriter is obligated to purchase on such Closing Date and arrangements satisfactory to the Representatives and the Company for the purchase of such Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 10. As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any non-defaulting Underwriter for damages occasioned by its default hereunder.

9. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such time, (i) trading in securities generally on the New York Stock Exchange or the Nasdaq Stock Market shall have been suspended or limited or minimum prices shall have been established on any of such exchanges, (ii) a banking moratorium shall have been declared either by authorities in the United States or New York state, (iii) there shall have occurred a change or development involving a prospective change in United States taxation affecting the Securities or the transfer thereof or the imposition of exchange controls by the United States, or (iv) there shall have occurred any outbreak or escalation of hostilities, except as existing with similar severity on the date hereof involving the United States, declaration by the United States of a national emergency or war, or other calamity or crisis, except as existing with similar severity on the date hereof the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Disclosure Package and the Final Prospectus.

10. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 7 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 6 and 7 hereof shall survive the termination or cancellation of this Agreement.

11. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to Goldman, Sachs & Co. at 200 West Street, New York, New York 10282-2198, Attention: Registration Department, and Morgan Stanley & Co. LLC at 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department; or, if sent to the Company, will be mailed, delivered or telefaxed to Pioneer Natural Resources Company (fax no.: (972) 969-3552) and confirmed to it at 5205 N. O’Connor Boulevard, Suite 200, Irving, Texas 75039, Attention: General Counsel.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 7 hereof, and no other person will have any right or obligation hereunder.

13. Representation of Underwriters. The Representatives will act for the several Underwriters in connection with this Agreement, and any action under this Agreement taken by the Representatives will be binding upon all the Underwriters.

14. No Advisory or Fiduciary Responsibility. The Company acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company has been advised that the Representatives and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Representatives have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship. The Company agrees that it will not claim that any Underwriter has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto. The Company waives, to the fullest extent permitted by law, any claims it may have against the Representatives for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Representatives shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

15. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WITHIN THE STATE OF NEW YORK WITHOUT REGARD TO ANY APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS.

16. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

17. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

18. Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated.

“430B Information” means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430B(e) or retroactively deemed to be a part of the Registration Statement pursuant to Rule 430B(f).

“430C Information” means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430C.

“Act” shall mean the Securities Act of 1933 and the rules and regulations of the Commission promulgated thereunder.

“Basic Prospectus” shall mean the final short form shelf prospectus as most recently amended, if applicable, filed with the Commission, in accordance with the Act.

“Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banking institutions are authorized or obligated by law or regulation to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall mean (i) the Basic Prospectus, together with each Preliminary Final Prospectus that supplements the Basic Prospectus, as amended and supplemented to the Execution Time (which is the most recent Statutory Prospectus distributed to investors generally) and (ii) the General Use Issuer Free Writing Prospectuses, if any, identified in Schedule I hereto issued at or prior to the Initial Sale Time.

“Effective Date” shall mean each date and time that any part of the Registration Statement, any post-effective amendment or amendments thereto became or becomes effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934 and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Final Prospectus” means the Statutory Prospectus that discloses the public offering price, other 430B Information and other final terms of the Securities and otherwise satisfies Section 10(a) of the Act.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405 under the Act.

“General Use Issuer Free Writing Prospectus” shall mean any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being so specified in Schedule I to this Agreement.

“Governmental Authority” shall mean any court or governmental agency or body or any arbitrator of any kind having jurisdiction over the Company or any of its subsidiaries or any of their properties.

“Governmental Authorization” shall mean any consent, approval, authorization, order, permit, license, filing, registration, clearance or qualification of, or with any statute, order, rule or regulation of any Governmental Authority.

“Initial Sale Time” shall mean 3:30 pm (Eastern time) on November 30, 2015, which is the time of the first contract of sale for the Securities.

“Issuer Free Writing Prospectus” shall mean any “issuer free writing prospectus,” as defined in Rule 433, relating to the Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus, as evidenced by it being so specified in Schedule I of this Agreement.

“Preliminary Final Prospectus” shall mean any preliminary prospectus supplement to the Basic Prospectus that describes the Securities and the offering thereof and is used by the Underwriters prior to filing of the Final Prospectus, together with the Basic Prospectus.

“Rules and Regulations” shall mean the rules and regulations of the Commission.

“Statutory Prospectus” with reference to any particular time shall mean the prospectus relating to the Securities that is included in the Registration Statement immediately prior to that time, including all 430B Information and all 430C Information with respect to the Registration Statement. For purposes of the foregoing definition, 430B Information shall be considered to be included in the Statutory Prospectus only as of the actual time that form of prospectus (including a prospectus supplement) is filed with the Commission pursuant to Rule 424(b) and not retroactively.

“Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder.

Unless otherwise specified, a reference to a “rule” is to the indicated rule under the Act.

[Remainder of the page intentionally left blank]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

Very truly yours,

PIONEER NATURAL RESOURCES COMPANY

By:	/s/ Richard P. Dealy
Name:	Richard P. Dealy
Title:	Executive Vice President
and Chief Financial Officer

[Signature Page to the Underwriting Agreement]

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

GOLDMAN, SACHS & CO.
MORGAN STANLEY & CO. LLC

BY: GOLDMAN, SACHS & CO.

By:	/s/ Adam Greene
Name:	Adam Greene
Title:	Vice President

BY: MORGAN STANLEY & CO. LLC

By:	/s/ Yurij Slyz
Name:	Yurij Slyz
Title:	Executive Director

For themselves and as the Representatives of the other several Underwriters.

[Signature Page to the Underwriting Agreement]

SCHEDULE I

1.	General Use Issuer Free Writing Prospectuses (included in the Disclosure Package)

“General Use Issuer Free Writing Prospectus” includes the following document:

Final term sheet, dated November 30, 2015, a copy of which is attached hereto as Schedule III.

2.	Other Information Included in the Disclosure Package

The following information is also included in the Disclosure Package:

None

3.	Limited Use Issuer Free Writing Prospectus.

“Limited Use Issuer Free Writing Prospectus” includes the following:

The electronic roadshow available at www.netroadshow.com

I-1

SCHEDULE II

Underwriters	Principal Amount of 2021 Notes to be Purchased		Principal Amount of 2026 Notes to be Purchased
GOLDMAN, SACHS & CO.	US$	80,000,000	US$	80,000,000
MORGAN STANLEY & CO. LLC		$80,000,000		$80,000,000
BARCLAYS CAPITAL INC.		$80,000,000		$80,000,000
DEUTSCHE BANK SECURITIES INC.		$80,000,000		$80,000,000
WELLS FARGO SECURITIES, LLC		$80,000,000		$80,000,000
CITIGROUP GLOBAL MARKETS INC.		$12,500,000		$12,500,000
CREDIT SUISSE SECURITIES (USA) LLC		$12,500,000		$12,500,000
J.P. MORGAN SECURITIES LLC		$12,500,000		$12,500,000
MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED		$12,500,000		$12,500,000
BMO CAPITAL MARKETS CORP.		$10,000,000		$10,000,000
MITSUBISHI UFJ SECURITIES (USA), INC.		$10,000,000		$10,000,000
RBC CAPITAL MARKETS, LLC		$10,000,000		$10,000,000
SG AMERICAS SECURITIES, LLC		$10,000,000		$10,000,000
UBS SECURITIES LLC		$10,000,000		$10,000,000

Total	US$	500,000,000	US$	500,000,000

II-1

SCHEDULE III

Filed Pursuant to Rule 433 of the Act

Registration No. 333-196430

November 30, 2015

Pioneer Natural Resources Company

Pricing Term Sheet

Issuer:	Pioneer Natural Resources Company
Security Type:	Senior Unsecured
Offering Format:	SEC Registered
Trade Date:	November 30, 2015
Original Issue/Settlement Date:**	December 7, 2015 (T+5)
Proceeds to the Issuer Before Expenses:	$991,945,000
	Senior Notes due 2021	Senior Notes due 2026
Principal Amount:	$500,000,000	$500,000,000
Expected Ratings:	Baa3/BBB- (Stable/Stable)	Baa3/BBB- (Stable/Stable)
Coupon:	3.45%	4.45%
Stated Maturity Date:	January 15, 2021	January 15, 2026
Issue Price:	99.750% of face amount	99.889% of face amount
US Treasury Benchmark:	1.625% due November 2020	2.250% due November 2025
US Treasury Yield:	1.653%	2.213%
Spread to US Treasury:	1.85%	2.25%
Yield to Maturity:	3.503%	4.463%
Interest Payment Dates:	January 15 and July 15 commencing July 15, 2016	January 15 and July 15 commencing July 15, 2016
Optional Redemption:	Prior to December 15, 2020, greater of par or T + 30 bps On or after December 15, 2020, at par	Prior to October 15, 2025, greater of par or T + 35 bps On or after October 15, 2025, at par
CUSIP/ISIN:	723787 AL1 / US723787AL19	723787 AM9 / US723787AM91
Joint Book-Running Managers:	Goldman, Sachs & Co. Morgan Stanley & Co. LLC
Barclays Capital Inc. Deutsche Bank Securities Inc. Wells Fargo Securities, LLC
Senior Co-Managers:	Citigroup Global Markets Inc. Credit Suisse Securities (USA) LLC J.P. Morgan Securities LLC Merrill Lynch, Pierce, Fenner & Smith Incorporated
Co-Managers:	BMO Capital Markets Corp. Mitsubishi UFJ Securities (USA), Inc. RBC Capital Markets, LLC SG Americas Securities, LLC UBS Securities LLC

**	Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on the date of pricing or the next succeeding business day will be required, by virtue of the fact that the notes initially will settle in T+5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisors.

III-1

Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The Issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Goldman, Sachs & Co. toll free at 1 (866) 471-2526 or Morgan Stanley & Co. LLC toll free at 1 (866) 718-1649.

ANY DISCLAIMER OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED, SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

III-2

ANNEX I

Opinion of Vinson & Elkins, L.L.P.

Counsel to the Company

(i) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware. The Company has corporate power and authority to own and lease its properties and conduct its business as described in the Disclosure Package and the Final Prospectus.

(ii) Pioneer Natural Resources USA, Inc. (“Pioneer USA”) has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware. Pioneer USA has corporate power and authority to own and lease its properties and conduct its business as described in the Disclosure Package and the Final Prospectus.

(iii) The Company has an authorized capitalization as described in the Disclosure Package and the Final Prospectus.

(iv) The Securities, when issued and delivered, will conform in all material respects as to legal matters to the description contained in the Disclosure Package and the Final Prospectus, under the caption “Description of Notes” and “Description of Debt Securities.”

(v) The Company has duly authorized, executed and delivered the Underwriting Agreement.

(vi) No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by the Underwriting Agreement in connection with the issuance or sale of the Notes by the Company, except such as have been obtained and made under the Act, the Exchange Act or the Trust Indenture Act and such as may be required under state securities laws.

(vii) The execution, delivery and performance of the Underwriting Agreement, the Original Indenture, the Second Supplemental Indenture and the Notes by the Company and the issuance and sale of the Notes by the Company will not result in a breach or violation of any of the terms and provisions of the Amended and Restated Certificate of Incorporation, as amended, or the Fourth Amended and Restated Bylaws of the Company.

(viii) The execution, delivery and performance of the Underwriting Agreement, the Original Indenture, the Second Supplemental Indenture and the Notes by the Company and the issuance and sale of the Notes by the Company will not result in a violation of any statute, any rule or, to our knowledge, any regulation of any governmental agency or body having jurisdiction over the Company or any subsidiary of the Company or any of its properties.

Annex I-1

(ix) The execution, delivery and performance of the Underwriting Agreement, the Original Indenture and the Second Supplemental Indenture by the Company and the issuance and sale of the Securities will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any order known to us of any governmental agency or body in any court having jurisdiction over the Company or any subsidiary of the Company or any of its properties, or any agreement or instrument included as an exhibit to a Form 10-K, Form 10-Q or Form 8-K filed by the Company with the Commission under the Exchange Act, to which the Company or any subsidiary is a party or by which the Company or any subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject.

(x) The Company has full corporate power and authority to authorize, issue and sell the Notes as contemplated by the Underwriting Agreement.

(xi) The Registration Statement has become effective under the Act.

(xii) The Issuer Free Writing Prospectus was filed with the Commission pursuant to Rule 433 on November    , 2015, and the Final Prospectus was filed with the Commission pursuant to Rule 424(b)(5) on December    , 2015.

(xiii) To the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act.

(xiv) The Registration Statement, as of its effective date and as of the date of the Underwriting Agreement, appeared on its face to comply as to form in all material respects with the requirements of the Act and the rules and regulations issued by the Commission thereunder and the Trust Indenture Act.

(xv) The Final Prospectus, as of its date, and each amendment or supplement thereto, as of the date hereof, appears on its face to comply as to form in all material respects with the requirements of the Act and the rules and regulations issued by the Commission thereunder and the Trust Indenture Act.

(xvi) The Disclosure Package, as of the Initial Sale Time, appears on its face to comply as to form in all material respects with the requirements of the Act and the rules and regulations issued by the Commission thereunder.

(xvii) The Original Indenture and the Second Supplemental Indenture have been duly authorized, executed and delivered by the Company.

(xviii) The Original Indenture has been duly qualified under the Trust Indenture Act.

Annex I-2

(xix) The Original Indenture and the Second Supplemental Indenture constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms (subject, as to enforcement of legal remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect, and, as to remedies of specific performance and injunctive and other forms of equitable relief, to equitable defenses or principles and to the discretion of the court before which any proceeding may therefor be brought).

(xx) The Notes have been duly authorized and executed and, when authenticated in accordance with the Indenture and delivered to and paid for by the Underwriters pursuant to the Underwriting Agreement, will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms (subject, as to enforcement of legal remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect, and, as to remedies of specific performance and injunctive and other forms of equitable relief, to equitable defenses or principles and to the discretion of the court before which any proceeding may therefor be brought).

We have participated in conferences with officers and other representatives of the Company, in-house attorneys for the Company, representatives of the registered public accountants for the Company, representatives of the Underwriters and counsel for the Underwriters, at which the contents of the Registration Statement, the Disclosure Package and the Final Prospectus and related matters were discussed, and, although we have not independently verified, are not passing upon and are not assuming any responsibility for, or expressing any opinion regarding, the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Disclosure Package or the Final Prospectus (except as specifically described in the opinion in paragraph (iv) above), on the basis of the foregoing in the course of acting as counsel to the Company in this transaction, no facts have come to our attention that have caused us to believe that:

(A) the Registration Statement, at the latest time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading,

(B) the Disclosure Package, as of the Initial Sale Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or

(C) the Final Prospectus, as of its date and on the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

We express no opinion, statement or belief with respect to the form, accuracy, completeness or fairness of the (i) financial statements and related schedules, including the notes

Annex I-3

and schedules thereto and the auditor’s report thereon, or any other financial and accounting information, natural resource reserves or engineering information or data or estimated future net revenues therefrom, whether or not discounted, included in, or incorporated by reference in, the Registration Statement, the Final Prospectus or the Disclosure Package and (ii) representations and warranties and other statements of fact included in the exhibits to the Registration Statement or any document incorporated by reference therein.

Annex I-4

ANNEX II

Opinion of General Counsel to the Company

(i) The Company is duly qualified to do business as a foreign corporation in good standing in all jurisdictions where its ownership or leasing of properties or the conduct of its business requires such qualification, except where the failure so to register or qualify does not have a material adverse effect on the condition (financial or other), business or results of operations of the Company and its subsidiaries considered as a whole.

(ii) Pioneer Natural Resources USA, Inc. (“Pioneer USA”) is duly qualified to do business as a foreign corporation in good standing in all jurisdictions where its ownership or leasing of properties or the conduct of its business requires such qualification, except where the failure so to register or qualify does not have a material adverse effect on the condition (financial or other), business or results of operations of the Company and its subsidiaries considered as a whole.

(iii) All outstanding shares of capital stock of Pioneer USA have been duly authorized and validly issued, are fully paid and nonassessable and are owned by the Company free and clear of any liens, encumbrances, equities or claims, except as described in the Registration Statement, the Disclosure Package and the Final Prospectus, and other than those arising under the Company’s bank line of credit.

I or attorneys I supervise have participated in conferences with officers and other representatives of the Company, representatives of counsel for the Company, representatives of the registered public accountants for the Company, representatives of the Underwriters and counsel for the Underwriters at which the contents of the Registration Statement, the Disclosure Package, the Final Prospectus and related matters were discussed and, although I did not verify such information and am not passing on and do not assume responsibility for, or express any opinion regarding the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Disclosure Package or the Final Prospectus, on the basis of the foregoing in the course of acting as General Counsel to the Company, no facts have come to my attention that have caused me to believe that (a) the Registration Statement, at the latest time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (b) the Final Prospectus, as of the date of the Final Prospectus and as of the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (c) the Disclosure Package as of the Initial Sale Time, contained an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. I express no opinion, view belief or comment with respect to the form, accuracy, completeness or fairness of (i) the financial statements, notes or schedules thereto, other financial data, natural resource reserves or engineering information or data or estimated future net revenues therefrom, whether or not discounted, included in the Registration Statement, the Disclosure Package or the Final Prospectus and (ii) representations and warranties and other statements of fact included in the exhibits to the Registration Statement or any document incorporated by reference therein.

Annex II-1

ANNEX III

FORM OF ENGINEERS’ RESERVE REPORT LETTER

This letter was prepared pursuant to Section 5(g) of the Underwriting Agreement dated November 30, 2015, by and among Pioneer Natural Resources Company (the “Company”) and Goldman, Sachs & Co. and Morgan Stanley & Co. LLC, acting as the representatives of the several underwriters listed on Schedule II thereto (collectively, the “Underwriters”) for an offering by the Company of an aggregate principal amount of its 3.45% Senior Notes due 2021 and 4.45% Senior Notes due 2026 (the “Securities”). The Securities are being offered pursuant to the Company’s preliminary prospectus dated November 30, 2015 and final prospectus to be dated as of November 30, 2015. We have prepared an audit letter dated February 9, 2015, in which we estimated the proved reserves and future revenue of the Company as of December 31, 2014 (the “Audit Letter”).

1. As of the date of this letter and as of the date of the Audit Letter, we are independent petroleum engineers with respect to the Company. We are familiar with the standards pertaining to the estimating and auditing of oil and gas reserve information promulgated by the Securities and Exchange Commission (the “SEC”). Neither we nor, to our knowledge, any of our employees, officers or directors own securities in the Company or any oil and gas properties covered by the Audit Letter. We have not been employed by the Company on a contingent basis.

2. All terms used in this letter, where applicable, conform to the definitions set forth in Rule 4-10 of Regulation S-X promulgated by the SEC.

3. In our opinion, the information relating to estimated proved reserves, estimated future net revenue from proved reserves and present worth of estimated future net revenue from proved reserves contained in the Audit Letter has been prepared in a manner consistent with the then-applicable standards and definitions pertaining to the estimating and auditing of oil and gas reserve information promulgated by the SEC. Specifically, such information has been prepared in accordance with Paragraphs 10-13, 15 and 30(a)-(b) of Statement of Financial Accounting Standards No. 69 (November 1982) of the FASB and Rules 4-10(a)(1)-(13) of Regulation S-X and Rule 302(b) of Regulation S-K of the SEC; provided, however, future income tax expenses have not been taken into account in estimating the future net revenue and present worth values set forth in the Audit Letter.

To the extent the above-enumerated rules, regulations and statements require determinations of an accounting or legal nature or information beyond the scope of the Audit Letter, we are necessarily unable to express an opinion as to whether the above-described information is in accordance therewith or sufficient therefor.

4. The Audit Letter attached hereto as Appendix 1 is the correct and complete copy of our Audit Letter provided to the Company on February 9, 2015.

5. Although we were not requested to review any subsequent data concerning either the performance of the wells or field operations as of the date hereof, no additional information has been brought to our attention that would lead us to believe

Annex III-1

that there would be a material adverse change in the estimates of proved reserves or future net revenues from proved reserves attributable to the Company’s interests in certain oil and gas properties covered by the Audit Letter, notwithstanding those changes that would result from a change in product prices and reductions for production since January 1, 2015.

6. You may rely upon the Audit Letter in the same manner as if such letter were addressed to you.

Annex III-2

APPENDIX 1 to ANNEX III

AUDIT LETTER

Annex III-3